EXHIBIT 99.1

FOR IMMEDIATE RELEASE

HOME FEDERAL BANCORP, INC. OF LOUISIANA CORRECTED PER SHARE DATA FOR THE FIRST QUARTER OF FISCAL 2016

Shreveport, Louisiana – October 28, 2015 – Home Federal Bancorp, Inc. of Louisiana (the "Company") (Nasdaq: HFBL) is correcting certain per share data that it provided in the Company's earnings release for the quarter ended September 30, 2015 issued on October 22, 2015.  The Company is correcting the number of shares outstanding at period end September 30, 2015, from 1,922,293 shares to 2,100,241 shares and the tangible book value at period end September 30, 2015, from $22.90 to $20.96.

Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its five full-service banking offices and one agency office in northwest Louisiana.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may."  We undertake no obligation to update any forward-looking statements.

CONTACT:	James R. Barlow President and Chief Operating Officer (318) 222-1145